EXHIBIT 99.1

Procera Networks Announces 2012 Fourth Quarter and Full Year Results

FREMONT, Calif., February 28, 2013 – Procera Networks, Inc. (NASDAQ: PKT), the global intelligent policy enforcement company, today reported financial results for its fourth quarter and year ended December 31, 2012.

Fourth Quarter 2012 Highlights

•	Revenue of $16.6 million, up 6% from Q4 2011; record bookings at $22.4 million, up 124% from Q4 2011
•	Won four new Tier 1 customers
•	New Tier 1 wins included U.S. fixed line service provider, a Middle Eastern mobile service provider, and an Eastern European cable provider
•	Added 17 new service provider customers, including 7 mobile operators
•	Two follow-on orders from two large Tier 1 APAC mobile operators
•	Two new orders for PL20K in Europe representing one new and one existing customer
•	Mobile customers contributed 38% of product revenue
•	Support revenue of $3.5 million, up 60% from Q4 2011
•	Approximately 40% of bookings came from new customers
•	19 direct Tier 1 trials ongoing or planned over the next 60 days
•	Gross margin of 65%, up from 56% in Q4 2011
•	GAAP net income of $1.2 million, compared to $1.8 million in Q4 2011
•	Non-GAAP net income of $2.4 million, compared to $2.3 million in Q4 2011

Full Year 2012 Highlights

•	Record revenue of $59.6 million, up 34% from 2011; record bookings of $67.6 million
•	Added 13 new Tier 1 customers across all regions, including 7 Tier 1 mobile operators
•	Added more than 50 new service provider customers, including more than 20 new mobile operators
•	Mobile customers contributed 30% of product revenue, up from 4% in 2011
•	Selected by three of the top five US fixed line operators
•	Support revenue of $11.9 million, up 71% from 2011
•	Approximately 49% of bookings came from new customers
•	Gross margin of 67%, up from 59% for 2011
•	GAAP net income of $5.3 million, compared to $3.8 million in 2011
•	Non-GAAP net income of $9.4 million, compared to $5.5 million in 2011
•	Generated $7.2 million of cash from operations, up from $4.6 million in 2011
•	Cash and short-term investments of $132 million at year end; no debt

“The market traction for our solutions is growing as we continue to win new business across all customer segments and geographies, and we believe we have established industry leadership, particularly within the mobile segment and among Tier 1 service providers,” said James Brear, President and CEO of Procera Networks.  “Our record fourth quarter bookings include important wins with Tier 1 service providers and the magnitude of our total bookings underscores our leadership and the competitiveness of our products.  We continue to build on our product technology leadership with the proven industry leading performance and scalability of our solutions, including our high performance PL20K and the recently introduced ContentLogic intelligence solution, which offer unique value propositions that further distinguish Procera from the competition in our markets.”

Fourth Quarter and 2012 Financial Results

Revenue for the fourth quarter of 2012 was $16.6 million, up 6% from revenue of $15.6 million in the fourth quarter of 2011.  Revenue for 2012 was $59.6 million, up 34% from revenue of $44.4 million in 2011.

Net income for the fourth quarter of 2012 was $1.2 million, or $0.06 per diluted share, compared to net income of $1.8 million, or $0.12 per diluted share, for the fourth quarter of 2011.  Net income for 2012 was $5.3 million, or $0.29 per diluted share, up 42% from net income of $3.8 million, or $0.28 per diluted share, for 2011.

Non-GAAP net income for the fourth quarter of 2012 was $2.4 million, or $0.12 per diluted share, compared to non-GAAP net income of $2.3 million, or $0.15 per diluted share, for the fourth quarter of 2011.  Non-GAAP net income for 2012 was $9.4 million, or $0.51 per diluted share, compared to a non-GAAP net income of $5.5 million, or $0.41 per diluted share, for 2011.  For an explanation of non-GAAP financial measures used in this release, and reconciliation to comparable GAAP measures, please refer to the “Use of Non-GAAP Financial Information” below.

Financial Guidance

Procera is providing guidance of annual revenue growth in the range of 25% to 30% for 2013.  We expect to gain market share in 2013 and anticipate that most of our revenue growth will occur in the second half of 2013. Our 2013 operating expenses are expected to increase over 2012, beginning in the first quarter of 2013. Because higher operating expenses will precede our anticipated second half revenue growth, we may incur operating losses in the first half of 2013 and expect operating profits in the second half of 2013, on a non-GAAP basis.

The guidance set forth above is an estimate only and actual performance could differ. The Company’s financial results historically have been volatile, and a number of uncertainties and other factors may cause the Company’s prior results, performance or achievements to be materially different from future results.

Conference Call Information

Procera Networks, Inc. will host a conference call at 8:30 a.m. Eastern Time today, February 28, 2013, to discuss its financial results for its fourth quarter and year ended December 31, 2012. Interested parties can access the live call by dialing 1-877-941-1427 or 1-480-629-9664 (International) and request the “Procera” call. A replay of the call will be available approximately one hour following the end of the call through 11:59 p.m. ET on Thursday, March 7, 2013, by dialing 800-406-7325 and entering the replay code of 4588176 #. To access the replay from international locations, dial 303-590-3030 using the same passcode. An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements related to Procera Networks, Inc., including statements about Procera's expectations for revenue growth, operating expenses and operating results for 2013, including the expected timing of revenue growth and expenses, the impact of the company’s acquisition of Vineyard Networks Inc., the market opportunity and an increase in the Company’s market share, its industry and technology leadership, its ability to grow in new geographic markets, its new product offerings and its ability to successfully perform in trials and close new business from projected sales opportunities. Statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to the acceptance and adoption of Procera’s products; the company’s ability to service and upgrade its products; lengthy sales cycles and lab and field trial delays by service providers; its dependence on a limited product line; its dependence on key employees; its ability to compete in our industry with companies that are significantly larger and have greater resources; its ability to protect its intellectual property rights in a global market; its ability to manufacture product quickly enough to meet potential demand; its ability to integrate Vineyard Networks and realize anticipated benefits from the acquisition; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are described in the "Risk Factors" section of its Form 10-K filed for the year ended December 31, 2011, its quarterly reports filed on Form 10-Q in 2012, and other reports filed with the SEC, which are available free of charge on the SEC's website at http://www.sec.gov or on Procera’s website at http://www.proceranetworks.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements in this press release are based on information available to Procera as of the date hereof, and the company undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

Use of Non-GAAP Financial Information

In addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures. Our management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods and believes that these non-GAAP financial measures, when taken together with the corresponding GAAP measures, provide incremental insight into the underlying factors and trends affecting both the Company’s performance and its cash-generating potential.

Our non-GAAP financial measures include adjustments for stock-based compensation expenses and business development expenses. We have excluded the effect of stock-based compensation and the cost of outside professional services for negotiating and performing legal, accounting and tax due diligence for potential mergers, acquisitions and other significant partnership arrangements from our non-GAAP gross profit, operating expenses and net income measures. Stock-based compensation, which represents the estimated fair value of stock options and restricted stock granted to employees, is excluded since grant activities vary significantly from quarter to quarter in both quantity and fair value. In addition, although stock-based compensation will recur in future periods, excluding this expense allows us to better compare core operating results with those of our competitors who also generally exclude stock-based compensation from their core operating results, and who may have different granting patterns and types of equity awards and who may use different option valuation assumptions than we do. Business development expenses are necessary as part of certain growth strategies, such as through mergers and acquisitions and will occur when such transactions are pursued. We have excluded these expenses because they can vary materially from period to period and transaction-to-transaction and expenses associated with these business development activities are not considered a key measure of the Company's operating performance.

Our non-GAAP financial measures may not reflect the full economic impact of the Company’s activities.  Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies. Therefore, these non-GAAP financial measures are limited in their usefulness and investors are cautioned not to place undue reliance on our non-GAAP financial measures. In addition, investors are cautioned that these non-GAAP financial measures are not intended to be considered in isolation and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations."

About Procera Networks, Inc.

Procera Networks Inc. (NASDAQ: PKT) delivers Intelligent Policy Enforcement solutions designed for carriers, service providers and enterprises worldwide. Procera’s PacketLogic solutions provide actionable intelligence and policy enforcement to ensure a high quality experience for any Internet connected devices. Network operators deploy Procera’s technology to enable real-time visibility, superior performance and scalability, and deliver personalized services for millions of enterprises and consumers. For more information, visit www.proceranetworks.com or follow Procera on twitter at @ProceraNetworks.

Press Contact

Fran Lowe, Engage PR for Procera Networks, 510-748-8200 x225,  flowe@engagepr.com

Investor Relations Contact

Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300,  pkt@mkr-group.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Sales:
Product sales	$13,083	$13,443	$47,723	$37,450
Support sales	3,486	2,188	11,904	6,954
Total sales	16,569	15,631	59,627	44,404
Cost of sales:
Product cost of sales	5,048	6,738	17,720	17,358
Support cost of sales	794	206	1,749	723
Total cost of sales	5,842	6,944	19,469	18,081

Gross profit	10,727	8,687	40,158	26,323
	64.7%	55.6%	67.3%	59.3%
Operating expenses:
Research and development	2,059	1,343	7,472	4,647
Sales and marketing	5,105	3,843	18,158	12,026
General and administrative	2,399	1,724	9,223	5,707
Total operating expenses	9,563	6,910	34,853	22,380

Income from operations	1,164	1,777	5,305	3,943

Interest and other income (expense), net	41	(52)	149	(143)

Income before income taxes	1,205	1,725	5,454	3,800
Income tax provision (benefit)	(18)	(35)	123	45
Net income	$1,223	$1,760	$5,331	$3,755

Net income per share - basic	$0.06	$0.12	$0.30	$0.29
Net income per share - diluted	$0.06	$0.12	$0.29	$0.28

Shares used in computing net income per share:
Basic	19,410	14,403	17,842	12,932
Diluted	19,830	14,810	18,337	13,219

Procera Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$30,933	$23,900
Short-term investments	100,762	13,504
Accounts receivable, net of allowance	16,603	11,403
Inventories, net	11,240	7,625
Prepaid expenses and other	2,012	938
Total current assets	161,550	57,370

Property and equipment, net	4,474	1,806
Goodwill	960	960
Other non-current assets	54	20
Total assets	$167,038	$60,156

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,453	$3,366
Deferred revenue	6,953	5,505
Accrued liabilities	4,949	3,845
Total current liabilities	17,355	12,716

Non-current liabilities:
Deferred revenue	2,878	873
Total liabilities	20,233	13,589

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	20	15
Additional paid-in capital	199,793	105,205
Accumulated other comprehensive loss	(76)	(390)
Accumulated deficit	(52,932)	(58,263)
Total stockholders' equity	146,805	46,567

Total liabilities and stockholders' equity	$167,038	$60,156

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Sales - U.S. GAAP as reported	$16,569	$16,061	$15,632	$59,627	$44,404

Reconciliation of Gross Profit:
U.S. GAAP as reported	$10,727	$11,521	$8,687	$40,158	$26,323
As a percentage of sales	64.7%	71.7%	55.6%	67.3%	59.3%
Adjustment:
Stock-based compensation (1)	52	34	28	150	105
As Adjusted	$10,779	$11,555	$8,715	$40,308	$26,428
As a percentage of sales	65.1%	71.9%	55.8%	67.6%	59.5%

Reconciliation of Operating Expense:
U.S. GAAP as reported	$9,563	$8,890	$6,910	$34,853	$22,380
Adjustment:
Stock-based compensation (1)	539	787	482	2,634	1,620
Business development expenses (2)	590	-	-	1,236	-
As Adjusted	$8,434	$8,103	$6,428	$30,983	$20,760

Reconciliation of Net Income:
U.S. GAAP as reported	$1,223	$2,763	$1,759	$5,331	$3,755
Adjustment:
Stock-based compensation (1)	591	821	510	2,784	1,725
Business development expenses (2)	590	-	-	1,236	-
As Adjusted	$2,404	$3,584	$2,269	$9,351	$5,480

Reconciliation of Diluted Net Income Per Share:
U.S. GAAP as reported	$0.06	$0.14	$0.12	$0.29	$0.28
Adjustment:
Stock-based compensation (1)	0.03	0.04	0.03	0.15	0.13
Business development expenses (2)	0.03	-	-	0.07	-
As Adjusted	$0.12	$0.18	$0.15	$0.51	$0.41

Shares used in computing diluted net income per share	19,830	19,801	14,810	18,337	13,219

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).

(2)
Business development expenses include the cost of outside professional services for negotiating and performing legal, accounting and tax due diligence for potential mergers, acquisitions and other significant partnership arrangements.